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                               EXHIBIT 10(I)(IV)


                       AMERICAN TECHNICAL CERAMICS CORP.
                               PROFIT BONUS PLAN

         This profit bonus plan is adopted by American Technical Ceramics Corp. (the "Corporation"), effective for its fiscal year beginning July 1, 1994 and ending June 30, 1995.

         WHEREAS, the Corporation has benefited from the efforts of its loyal and productive employees; and

         WHEREAS, the Corporation is desirous of continuing to retain and attract a loyal and productive workforce and to reward its current employees for their efforts on behalf of the Corporation; and

         WHEREAS, the Corporation is desirous of establishing a program which will enable eligible employees to participate in the profits of the Corporation;

         NOW, THEREFORE, the Company does hereby establish the American Technical Ceramics Profit Bonus Plan (the "Plan") as set forth herein.

                                   ARTICLE I
                              NATURE OF THE PLAN

         1.1 IN GENERAL. This Plan is intended to allow Eligible Employees (as hereinafter defined) to share in the profits of the Corporation on a current basis to the extent provided in the Plan.

         1.2 EXEMPTION FROM ERISA COVERAGE. This Plan is intended to be exempt from the requirements of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

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         1.3  EFFECTIVE DATE. This Plan shall be effective with respect to profits earned by the Corporation in the fiscal year ending June 30, 1995.

                                  ARTICLE II
                                  DEFINITIONS

         2.1 "BOARD" or "BOARD OF DIRECTORS" shall mean the Board of Directors of the Corporation.

         2.2 "BONUS POOL" shall mean, for each Fiscal Year, the dollar amount of funds to be contributed by the Corporation to this Plan in respect of such fiscal year determined in accordance with Article IV hereof.

         2.3 "COMMITTEE" shall mean a committee of not less than two persons which may be appointed by the Board to administer this Plan in accordance with the provisions of Article VI of this Plan.

         2.4 "COMPENSATION" shall mean the compensation actually paid to an Employee in a Fiscal Year including holiday pay, vacation pay and sick pay, but excluding overtime pay, night differential, commissions and any bonus, incentive or contingent compensation of any kind.

         2.5 "CORPORATION" shall mean American Technical Ceramics Corp., a Delaware corporation.

         2.6 "DISTRIBUTION DATE" shall mean the 107th day following the end of a Fiscal Year (currently October 15) or, if such day is a Saturday, Sunday or legal holiday, the first normal business day thereafter.

         2.7 "EMPLOYEE" shall mean any individual who is a common law employee of the Corporation.

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         2.8  "ELIGIBLE EMPLOYEE" shall mean any Employee who is not an
Excluded Category Employee who is eligible to participate in the Plan in accordance with the provisions of Article III of this Plan.

         2.9 "EXCLUDED CATEGORY EMPLOYEE" shall mean any Employee holding any one or more of the following titles or falling into one or more of the following categories:

                     a.     President.

                     b.     Vice President.

                     c.     Operating Director.

                     d. Any person who, in the opinion of the Board or the Committee, performs functions customarily performed by persons holding any of the titles listed above.

                     e.     Temporary Employees.

                     f. Any employee currently participating in a commission plan maintained by the Corporation.

                     g. Any employee currently participating in an incentive plan maintained or sponsored by the Corporation or who otherwise receives any bonus, incentive or contingent compensation of any kind.

                     h. Any other employee or category of employees who the Board or the Committee may designate from time to time as an Excluded Category Employee.

         2.10 "FISCAL YEAR" shall mean the fiscal year of the Corporation which currently begins on July 1 and ends on the following June 30.

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         2.11 "HOUR OF SERVICE" shall mean each hour for which an employee is paid (not including overtime) or is entitled to be paid for periods for which he or she is performing no duties.

         2.12 "PER CAPITA BONUS POOL" shall mean that portion of the Bonus Pool which is allocated among Eligible Employees in proportion to the number of Eligible Employees in accordance with Article V.

         2.13 "PLAN" shall mean the American Technical Ceramics Corp. Profit Bonus Plan as set forth herein, as it may be amended from time to time.

         2.14 "PROFITS" shall mean the net income of the Corporation for a Fiscal Year before provision for federal, state and local income taxes as reflected in its audited financial statements for such Fiscal Year prepared in accordance with generally accepted accounting principles.

         2.15 "SALARY BONUS POOL" shall mean that portion of the Bonus Pool that is allocated among Eligible Employees in proportion to their Compensation in accordance with Article V.

         2.16 "TEMPORARY EMPLOYEE" shall mean any Employee whose employment records indicate was hired by the Corporation on a temporary basis.

                                  ARTICLE III
                                  ELIGIBILITY

         3.1 ELIGIBILITY REQUIREMENTS. Subject to Section 3.2 of this Plan, all Employees of the Corporation, other than Excluded Category Employees, who
(i) were actively employed on or before the January 1 within the Fiscal Year;
(ii) have completed 1,000 Hours of Service within such Fiscal Year; (iii) are employed by the Corporation (other than as an Excluded

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Category Employee) on June 30 of such Fiscal Year; and (iv) are still be employed by the Corporation on the 77th day after the end of such Fiscal Year (currently September 15), shall be eligible to participate in the Plan. Any questions concerning an Employee's status for purposes of participating in the Plan shall be determined by the Committee (or, if no Committee has been appointed, the Board) in its sole discretion.

         3.2 CHANGE IN STATUS. For purposes of the Plan, an Excluded Category Employee who, as a result of a change in employment status, is no longer an Excluded Category Employee shall be deemed to have commenced his or her employment on the day he or she ceased to be an Excluded Category Employee. An Eligible Employee who, as a result of a change in employment status, becomes an Excluded Category Employee, shall cease his or her participation in this Plan on the date his or her status changes. If an Eligible Employee becomes an Excluded Category Employee on or prior to June 30 of a Fiscal Year, he or she shall not be eligible to participate in the Plan in respect of such Fiscal Year. If, however, an Eligible Employee becomes an Excluded Category Employee after June 30 of a Fiscal Year he or she shall still be eligible to participate in the Plan with respect to the Fiscal Year just concluded, provided he or she (i) is still employed by the Corporation on the 92nd day after the end of such Fiscal Year (currently September 30), and (ii) satisfies the other eligibility requirements set forth in Section 3.1 of this Plan in respect of such concluded Fiscal Year.

                                  ARTICLE IV
                        DETERMINATION OF THE BONUS POOL

         4.1 DETERMINATION OF CONTRIBUTION PERCENTAGE. During the fourth quarter of each Fiscal Year (currently the period from April 1 to June 30), the Board, in its sole discretion,

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shall determine the percentage of the Profits in respect of such Fiscal Year, which will be contributed to the Plan. In no event shall the percentage of the Corporation's Profits to be contributed to the Plan in respect of any Fiscal Year exceed 10% of such Profits. The Board, for any reason or for no reason, in its sole discretion, may elect not to contribute any of the Profits in respect of a Fiscal Year to the Plan regardless of the level of Profits.

         4.2 CALCULATION OF BONUS POOL. The amount which will be contributed to the Plan on account of a Fiscal Year and which shall constitute the Bonus Pool for such Fiscal Year shall be determined by multiplying the percentage determined in Section 4.1 by the amount of the Corporation's Profits in respect of such Fiscal Year. Any ambiguities regarding the Corporation's Profits in respect of any Fiscal Year shall be resolved by the Board, in its sole discretion.
                                   ARTICLE V
                 ALLOCATION OF BONUS POOL; PAYMENT OF BONUSES

         5.1 DIVISION OF BONUS POOL. The Bonus Pool shall be divided into two parts which shall be as nearly equal as possible. One part shall constitute the Per Capita Bonus Pool and the other part shall constitute the Salary Bonus Pool.

         5.2 DETERMINATION OF BONUS RECIPIENTS. Each Fiscal Year, the Committee (or if no Committee has been appointed, the Board) shall determine which Employees are Eligible Employees in respect of such Fiscal Year and shall allocate the Bonus Pool among such Eligible Employees in the manner set forth in Sections 5.3 and 5.4.

         5.3 ALLOCATION OF THE PER CAPITA BONUS POOL. Each Eligible Employee shall receive an equal share of the Per Capita Bonus Pool.

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         5.4  ALLOCATION OF THE SALARY BONUS POOL. Each Eligible Employee shall receive a share of the Salary Bonus Pool determined by multiplying the amount of the Salary Bonus Pool by the percentage that his or her Compensation bears to the total Compensation of all Eligible Employees determined pursuant to
Section 5.2 of this Plan.

         5.5 PAYMENT OF BONUSES. The bonuses determined in accordance with the provisions of this Article V shall be paid to Eligible Employees on or before the Distribution Date.

         5.6 TITLE TO FUNDS. Title to all funds under this Plan shall remain in the Corporation until said funds are actually distributed. The existence of this Plan or any allocation of funds shall not create any title or vested interest in any separate fund by any Employee.

                                  ARTICLE VI
                          ADMINISTRATION OF THE PLAN

         6.1 APPOINTMENT OF COMMITTEE. The Plan shall be administered by the Board. Alternatively, the Board may appoint a committee of not less than two persons (who need not be directors but who shall not be eligible to participate in this Plan) who shall be responsible for the administration and operation of this Plan and who shall have the duties, responsibilities and powers set forth in this Article VI.

         6.2 DUTIES AND RESPONSIBILITIES OF THE COMMITTEE. If appointed, the Committee shall have, without limitation, the following responsibilities:


                     a.     Determination of Eligible Employees.

                     b. Calculation of each such Eligible Employee's share of the Bonus Pool.

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                     c.     Distribution of funds to Eligible Employees in
                            accordance with the terms of the Plan.

                     d. Establishing administrative rules and regulations of the Plan as necessary or appropriate.

                     e. Resolving disputed issues and determining claims for benefits.

                     f. Resolving any ambiguities arising under the Plan concerning its operation and administration.

         6.3 RESERVATION OF RIGHTS BY BOARD. The Committee shall have no authority to determine the percentage of the Corporation's contribution to the Plan or to resolve ambiguities concerning the amount of the Corporation's Profits, which determinations shall be made solely by the Board.

         6.4 NO DUTY OF ENFORCEMENT. The Committee shall have no obligation to enforce the payment of any funds to any Eligible Employee and such payment shall be the sole responsibility of the Corporation.

         6.5 INDEMNIFICATION. The Corporation shall indemnify the Committee and its individual members for their actions performed in connection with the administration and operation of this Plan to the full extent provided by the Certificate of Incorporation and ByLaws of the Corporation and by applicable law.

                                  ARTICLE VII
                                 MISCELLANEOUS

         7.1 AMENDMENT OR TERMINATION. The Plan may be amended or terminated by the Board at any time in its sole discretion.

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         7.2  GENDER OR NUMBER. Except as otherwise clearly indicated by context, words in the masculine gender shall be deemed to include the feminine gender and vice versa. Words in the singular form shall be deemed to include the plural form and vice versa.

         7.3 CONTROLLING STATE LAW. This Plan shall be construed and enforced according to the laws of the state of New York.

         7.4 NO CONTRACT OF EMPLOYMENT. Neither participation in the Plan, establishment of the Plan or any modification thereof, nor payment of any benefit, shall give any Employee the right to be retained in the employ of the Corporation.

         7.5 NOTICES. All notices to the Corporation, the Board and the Committee shall be delivered to such party at the following address:

                American Technical Ceramics Corp.
                One Norden Lane
                Huntington Station, New York  11746
                Attention:  Kathleen M. Kelly, Vice President - Administration

         IN WITNESS WHEREOF, American Technical Ceramics Corp. has caused these presents to be executed by its officers duly authorized this ______day of _________, 1995.


                                          AMERICAN TECHNICAL CERAMICS CORP.


                                          BY:______________________________



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